AMENDMENT No. 7

   to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                             CENTURY LIFE OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached Schedule A will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective for policies issued with policy dates of October 1, 1992 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                    CENTURY LIFE OF AMERICA

                                    By /s/ Robert M. Buckingham
                                      --------------------------------

                                    Date Dec. 1, 1992
                                        ------------------------------

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By /s/ Paul N. Falcome
                                      ---------------------------------

                                    Date October 19, 1992
                                        -------------------------------

                                   SCHEDULE A
                                   ----------

                   Maximum Limits of Retention of Century Life

                                 Life Insurance
                                 --------------

Issue Ages                       Standard                         Tables A - P
----------                       --------                         ------------
 0 - 60                          $500,000                          $500,000
61 - 70                           500,000                           300,000
71 - 80                            50,000                            50,000

Century Life will retain those additional amounts which will serve to avoid reinsurance cessions of less than $15,000.

                      Disability Waiver of Premium Benefit
                      ------------------------------------
                        $1,000,000 of Total Life In Force

                            Accidental Death Benefit
                            ------------------------
                                    $150,000

                                   SCHEDULE A